Exhibit 99.11
                                                                   -------------



    Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


In connection with the Annual Report of the Dollar Thrifty Automotive Group, Inc. Retirement Savings Plan on Form 11-K for the period ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.




                                        /s/ Joseph E. Cappy
                                        -------------------

                                        Joseph E. Cappy
                                        Chief Executive Officer
                                        Dollar Thrifty Automotive Group, Inc.
                                        June 27, 2003



                                        /s/ Steven B. Hildebrand
                                        ------------------------

                                        Steven B. Hildebrand
                                        Chief Financial Officer
                                        Dollar Thrifty Automotive Group, Inc.
                                        June 27, 2003



A signed original of this written statement required by Section 906 has been provided to Dollar Thrifty Automotive Group, Inc. and will be retained by Dollar Thrifty Automotive Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.